Exhibit 10.10

AMENDMENT TO

CREDIT AGREEMENT AND CONSENT

This Amendment to Credit Agreement and Consent (“Amendment”), dated as of October 20, 2014, is made by and among BANK OF AMERICA, N.A., as Administrative Agent (in such capacity, “Administrative Agent”), the Lenders (as defined in the Credit Agreement), and ALLIED MOTION TECHNOLOGIES INC. and ALLIED MOTION TECHNOLOGIES B.V. (each a “Borrower” and collectively, the “Borrowers”).

Statement of the Premises

The Administrative Agent, the Lenders and the Borrowers have previously entered into the Credit Agreement dated as of October 18, 2013 (as amended, the “Credit Agreement”).  All capitalized terms not otherwise defined in this Amendment have the meanings given them in the Credit Agreement.

The Borrowers have advised the Administrative Agent that one or more of the Borrowers has entered into a letter of intent to acquire all of the assets or equity interests of a Swedish entity for a purchase price of approximately Three Million Dollars (USD 3,000,000) (the “Acquisition”).  Borrowers have requested the consent of the Administrative Agent and the Lenders to the Acquisition.

The Borrowers have also requested that the Administrative Agent and the Lenders agree to amend certain financial covenants set forth in the Credit Agreement and to amend the Credit Agreement to permit certain future acquisitions and to permit the Borrower’s Subsidiaries Allied Motion (Changzhou) Motors Co. Ltd. and/or Allied Motion (Changzhou) Trading Co., Ltd. to enter into certain financing with Bank of America, N.A., Shanghai Branch.

The Administrative Agent and the Lenders desire to consent to the Acquisition, and the Administrative Agent, the Lenders and the Borrowers have agreed to amend certain provisions of the Credit Agreement, each on the terms and conditions set forth herein.

Statement of Consideration

Accordingly, in consideration of the premises and under the authority of Section 5-1103 of the New York General Obligations Law, the Administrative Agent, the Borrowers and the Lenders agree as follows:

Agreement

1.                                      Defined Terms.  Capitalized terms used and not otherwise defined herein shall have the meanings ascribed to such terms in the Credit Agreement.

2.                                      Consent.

a)                                     Effective upon the satisfaction of all conditions specified in Section 2(b) and Section 5 hereof, the Administrative Agent and the Lenders hereby consent to the Acquisition (“Consent”), as follows:

(i)                                     Limitation on Consent.  The foregoing consent is only applicable and shall only be effective in the specific instance and for the specific purpose for which made, is expressly limited to the facts and circumstances referred to herein, and shall not operate as (i) a waiver of, or consent to noncompliance with any other provision of the Credit Agreement or any other Loan Document, (ii) a waiver of any right, power or remedy of the Administrative Agent or any Lender under the Credit Agreement or any Loan Document, or (iii) a waiver of or consent to any Event of Default or Default under the Credit Agreement or any Loan Document.

(ii)                                  Acquisition Basket.  The Administrative Agent, the Borrowers and the Lenders acknowledge that the aggregate consideration paid for the Acquisition shall not reduce the $10,000,000 maximum aggregate consideration which the Borrowers may pay for acquisitions during the term of the Credit Agreement permitted under Section 7.02(e)(v) of the Credit Agreement, as amended by this Amendment.

b)                                     The effectiveness of this Consent shall be conditioned upon the satisfaction of the following conditions precedent:

(i)                                     Acquisition Documents.  The Borrowers shall have delivered to the Administrative Agent a true, complete and correct copy of the asset or stock purchase agreement executed in connection with the Acquisition (including the Exhibits and Schedules thereto) and any other documents relating to the Acquisition as the Administrative Agent shall request, which requested documents shall be in form and substance satisfactory to the Administrative Agent.

(ii)                                  No Events of Default.  There is, as of the date of consummation of the Acquisition, no event or condition which constitutes an Event of Default under any of the Loan Documents or which, with notice and/or the passage of time, would constitute an Event of Default.

(iii)                               Representations and Warranties.  The representations and warranties of each Borrower set forth in Article 5 of the Credit Agreement are true and correct on and as of the date of consummation of the Acquisition with the same force and effect as if made on and as of such date.

3.                                      Amendments.  Effective upon the satisfaction of all conditions specified in Section 5 hereof, the Credit Agreement is hereby amended as follows:

a)                                     Section 7.02 of the Credit Agreement is hereby amended by adding the following as the new subsection (e) thereof:

“(e)                            Any acquisition by Borrowers and/or any of their Subsidiaries of all or substantially all of the assets or Equity Interests of any other Person (the “Target”) in the same line of business, or assets constituting all or substantially all of a division or product line of a Target in the same line of business, so long as the Borrowers deliver to the Administrative Agent and the Lenders a certificate in form and content satisfactory to the Administrative Agent (“Acquisition Certificate”) indicating that (i)

immediately prior to contracting for or consummating such acquisition there does not exist, and there does not occur as a direct or indirect result of the consummation of such acquisition, any Event of Default or Default, (ii) each of the Borrowers is in compliance with the financial covenants set forth in Section 7.10 of this Agreement on a pro-forma basis as of the last fiscal quarter of the Borrowers most recently ended for which financial statements are then available or required to be delivered under Section 6.01 of this Agreement assuming the acquisition had been consummated on the first day of the Reference Period ending on the last day of such fiscal quarter, and the Borrowers demonstrate based on pro-forma projections covering the four fiscal quarters of the Borrowers following the date of such Acquisition Certificate that Borrowers will be in compliance with the financial covenants set forth in Section 7.10 of this Agreement upon and after consummation of such acquisition, (iii) such acquisition is being completed on a non-hostile basis without opposition from the board of directors, managers or equity owners of the Target, (iv) with respect to any assets or Equity Interests of any Person acquired directly or indirectly pursuant to any such acquisition, there are no liens thereon other than Permitted Liens, and (v) the aggregate consideration paid by Borrowers and/or any of their Subsidiaries in connection with all such acquisitions during the term of this Agreement does not exceed $10,000,000.00, unless specifically consented to by the Required Lenders.”

b)                                     Section 7.03(i) of the Credit Agreement is hereby deleted and replaced with the following:

“(i)                               Indebtedness of Allied Motion (Changzhou) Motors Co. Ltd. and/or Allied Motion (Changzhou) Trading Co., Ltd. to (A) JPMorgan Chase Bank (China) Company Limited Shanghai Branch in an amount not to exceed 9,500,000 Chinese Renminbi or (B) Bank of American, N.A. (Shanghai Branch) (the “Allied China Line”).

c)                                      Section 7.10(b) of the Credit Agreement is hereby deleted in its entirety and replaced with the following:

“(b)                           Total Leverage Ratio.  Permit the Total Leverage Ratio, as of the end of any fiscal quarter to be greater than (i) for the fiscal quarters ending on or about December 31, 2013, March 31, 2014, June 30, 2014 and September 30, 2014, 4.0:1.0, (ii) for the fiscal quarter ending on or about December 31, 2014, March 31, 2015, June 30, 2015 and September 30, 2015, 3.5:1.0, (iii) for the fiscal quarters ending on or about December 31, 2015, March 31, 2016, June 30, 2016 and September 30, 2016, 3.0:1.0 or (iv) for each fiscal quarter thereafter, 2.5:1.0.”

4.                                      Representations and Warranties.  Each Borrower makes the following representations and warranties to the Administrative Agent and the Lenders which shall be deemed to be continuing representations and warranties so long as any Obligations, including indebtedness of either Borrower to Administrative Agent or the Lenders arising under the Credit Agreement or any Loan Documents, remain unpaid:

a)                                     Authorization.  Each Borrower has full power and authority to execute, deliver and perform this Amendment,  which has been duly authorized by all proper and necessary action.  The execution and delivery of this Amendment by each Borrower will not violate the provisions of, or cause a default under, either Borrower’s Organizational Documents or any agreement to which such Borrower is a party or by which it or its assets are bound.

b)                                     Binding Effect.  This Amendment has been duly executed and delivered by each Borrower and constitutes the legal, valid and binding obligation of each Borrower enforceable in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and laws affecting Creditor’s rights generally.

c)                                      Consents; Governmental Approvals.  No consent, approval or authorization of, or registration, declaration or filing with, any governmental body or authority or any other party is required in connection with the valid execution, delivery or performance of this Amendment or any other document executed and delivered herewith or in connection with any other transactions contemplated hereby.

d)                                     No Events of Default.  There is, on the date hereof, no event or condition which constitutes an Event of Default under any of the Loan Documents or which, with notice and/or the passage of time, would constitute an Event of Default.

e)                                      No Material Misstatements.  Neither this Amendment nor any document delivered to the Administrative Agent or the Lenders by or on behalf of either Borrower to induce the Administrative Agent and the Lenders to enter into this Amendment or otherwise in connection with this Amendment contains any untrue statement of a material fact or omits to state a material fact necessary to make the statements herein or therein not misleading in light of the circumstances in which they were made.

f)                                       Credit Agreement.  The representations and warranties of each Borrower set forth in Article 5 of the Credit Agreement are true and correct on and as of the date hereof with the same force and effect as if made on and as of such date, subject, however to the exceptions set forth in Section 4.02(a) of the Credit Agreement.

5.                                      Conditions of Effectiveness. This Amendment shall become effective when and only when the Administrative Agent shall have received counterparts of this Amendment executed by the Borrowers, the Administrative Agent and the Lenders and the following conditions shall have been fulfilled:

a)                                     Authorization.  Each Borrower shall have taken appropriate action to authorize the execution and delivery of this Amendment, and the taking of all action called for by this Amendment.

b)                                     No Default.  No Event of Default and no event which with notice or lapse of time or both would become such an Event of Default shall have occurred and be continuing.

c)                                      Representations and Warranties.  The representations and warranties of each Borrower set forth in Article 5 of the Credit Agreement shall be true on and as of the date hereof with the same force and effect as if made on and as of such date, subject, however to the exceptions set forth in Section 4.02(a) of the Credit Agreement.

d)                                     Senior Subordinated Note Purchase Agreement.  The Borrowers shall have entered into an amendment to the Senior Subordinated Note Purchase Agreement in form and substance satisfactory to the Administrative Agent, pursuant to which the Senior Subordinated Note Holders agree to modify the total leverage ratio set forth in the Senior Subordinated Note Purchase Agreement so that such ratio remains not less than 0.5% higher than the maximum Total Leverage Ratio set forth in the Agreement.

6.                                      Reference to and Effect on Loan Documents.

a)                                     Upon the effectiveness hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein,” or words of like import, and each reference in the Loan Documents to the Credit Agreement shall mean and be a reference to the Credit Agreement as amended by this Amendment.

b)                                     The Credit Agreement, as amended by this Amendment, represents the entire understanding and agreement between the parties hereto with respect to the subject matter hereof.  This Amendment supersedes all prior negotiations and any course of dealing between the parties with respect to the subject matter hereof.  This Amendment shall be binding upon each Borrower and its successors and assigns, and shall inure to the benefit of, and be enforceable by, the Administrative Agent, the Lenders and each of their successors and assigns.  The Credit Agreement, as amended hereby, is in full force and effect and, as so amended, is hereby ratified and reaffirmed in its entirety.  Each Borrower acknowledges and agrees that the Credit Agreement (as amended by this Amendment) and all other Loan Documents to which such Borrower is a party are in full force and effect, that such Borrower’s obligations thereunder and under this Amendment are its legal valid and binding obligations enforceable against it in accordance with the terms thereof and hereof, and that such Borrower has no defense, whether legal or equitable, setoff or counterclaim to the payment and performance of such obligations.

c)                                      The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders under the Credit Agreement, nor constitute a waiver of any provision of the Credit Agreement.

7.                                      Costs and Expenses.  Borrowers agree to pay on demand all costs and expenses of the Administrative Agent and the Lenders in connection with the preparation, execution and delivery of this Amendment, including the fees and out-of-pocket expenses of counsel for the Administrative Agent and the Lenders.

8.                                      Governing Law.  This Amendment shall be governed and construed in accordance with the laws of the State of New York without regard to any conflicts-of-laws rules which would require the application of the laws of any other jurisdiction.

9.                                      Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.

10.                               Execution in Counterparts.  This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same document.

[Signature Page Follows]

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective representatives thereunto duly authorized, as of the date first above written.

ALLIED MOTION TECHNOLOGIES INC.

By:	/s/ ROBERT P. MAIDA
Name:	Robert P. Maida
Title:	Chief Financial Officer

ALLIED MOTION TECHNOLOGIES B.V.

By:	/s/ HARRY CLOOS
Name:	Harry Cloos
Title:	Director

[Signature Page to Amendment to Credit Agreement]

ADMINISTRATIVE AGENT:

BANK OF AMERICA, N.A., AS ADMINISTRATIVE AGENT

By:	/s/ Colleen M. O’Brien
Name:	Colleen M. O’Brien
Title:	Sr. Vice President

[Signature Page to Amendment to Credit Agreement]

LENDERS:

BANK OF AMERICA, N.A., AS A LENDER, L/C ISSUER

By:	/s/ COLLEEN M. O’BRIEN
Name:	Colleen M. O’Brien
Title:	Sr. Vice President

[Signature Page to Amendment to Credit Agreement]

MANUFACTURERS AND TRADERS TRUST COMPANY

By:	/s/ ROSS COMARATIA
Name:	Ross Comaratia
Title:	Vice President

[Signature Page to Amendment to Credit Agreement]

HSBC BANK USA, NATIONAL ASSOCIATION

By:	/s/ SHAUN MALLEN
Name:	Shaun Mallen
Title:	Vice President

[Signature Page to Amendment to Credit Agreement]